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                                                                    Exhibit 23.1




I-Trax.com, Inc.
12020 Sunrise Valley Drive
Suite 350
Reston, VA 20191


We hereby consent to the use in the Form 10-SB Registration Statement of I-Trax.com, Inc., our report dated March 13, 2000, except for note 10-c as to which the date is April 4, 2000 relating to the financial statements of I-Trax.com, Inc. incorporated in such Form 10-SB Registration Statement.



Massella, Tomaro & Co., LLP
Jericho, New York
April 10, 2000